UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  April 4, 2012

PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On April 4, 2012, PriceSmart, Inc. issued a press release regarding its results of operations for its second quarter ended February 29, 2012.  A copy of the press release is furnished herewith as Exhibit 99.1.  Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 9.01.   Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release of PriceSmart, Inc. dated April 4, 2012.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2012	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of PriceSmart, Inc. dated April 4, 2012.

PriceSmart Announces Second Quarter Results of Operations

San Diego, CA (April 4, 2012) – PriceSmart, Inc. (NASDAQ: PSMT, www.pricesmart.com) today announced its results of operations for the second quarter of fiscal year 2012 which ended on February 29, 2012.

For the second quarter of fiscal year 2012, net warehouse club sales increased 22.2% to $537.8 million from $440.3 million in the second quarter of fiscal year 2011.  Total revenues for the second quarter of fiscal year 2012 were $549.8 million compared to $449.6 million in the comparable period of the prior year.  The Company had 29 clubs in operation as of February 2012 and 28 clubs in operation as of February 2011.

The Company recorded operating income during the quarter of $30.3 million, as compared to operating income of $26.7 million in the prior year.  Net income attributable to PriceSmart was $20.2 million, or $0.67 per diluted share, in the second quarter of fiscal year 2012 as compared to $17.9 million, or $0.60 per diluted share, in the second quarter of fiscal year 2011.

For the first six months of fiscal year 2012, net warehouse club sales increased 23.1% to $1,006.1 million from $817.6 million in the first six months of fiscal year 2011.  Total revenues for the first half of fiscal year 2012 increased 23.1% to $1,028.5 million from $835.7 million in the same period of the prior year.  For the first six months of fiscal year 2012, the Company recorded operating income of $54.6 million and net income attributable to PriceSmart of $34.2 million, or $1.14 per diluted share.  During the same six month period in fiscal year 2011, the Company recorded operating income of $48.9 million and net income attributable to PriceSmart of $32.8 million, or $1.11 per diluted share.

PriceSmart management will host a conference call at 12:00 p.m. Eastern time (9:00 a.m. Pacific time) on Thursday, April 5, 2012, to discuss the financial results.  Individuals interested in participating in the conference call may do so by dialing (888) 282-4056 toll free, and entering participant code 2522346.  A digital replay will be available through April 30, 2012, following the conclusion of the call by dialing (888) 203-1112 for domestic callers, or (719) 457-0820 for international callers, and entering relay passcode 2522346.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 29 warehouse clubs in 12 countries and one U.S. territory (five in Costa Rica; four each in Panama and Trinidad; three each in Guatemala and the Dominican Republic; two each in El Salvador and Honduras; and one each in Aruba, Barbados, Colombia, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow and related matters.  These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “anticipated,” “scheduled,” and like expressions, and the negative thereof.  These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect its business; the Company faces significant competition; future sales growth could be dependent upon the Company acquiring suitable sites for additional warehouse clubs; the Company may encounter difficulties in the shipment of, and risks inherent in the acquisition and importation of, merchandise to its warehouse clubs; the Company is exposed to weather and other natural disaster risks; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company's stockholders own approximately 31.1% of the Company's voting stock, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company's long-lived or intangible assets have been impaired could adversely affect the Company's future results of operations and financial position; although the Company takes steps to continuously review, enhance, and implement improvements to its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; as well as the other risks detailed in the Company's U.S. Securities and Exchange Commission (“SEC”) reports, including the Company’s Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended August 31, 2011, filed pursuant to the Securities Exchange Act of 1934 on January 9, 2012.  We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting Officer (858) 404-8826.

PRICESMART, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended		Six Months Ended
	February 29,	February 28,	February 29,	February 28,
	2012	2011	2012	2011
Revenues:
Net warehouse club sales	$537,816	$440,263	$1,006,145	$817,595
Export sales	3,459	1,872	5,708	3,280
Membership income	6,393	5,576	12,724	11,001
Other income	2,165	1,906	3,941	3,813
Total revenues	549,833	449,617	1,028,518	835,689
Operating expenses:
Cost of goods sold:
Net warehouse club	459,313	375,027	859,794	693,215
Export	3,292	1,758	5,453	3,102
Selling, general and administrative:
Warehouse club operations	46,384	37,239	88,893	72,373
General and administrative	10,508	8,874	19,619	17,684
Pre-opening expenses	(1)	(15)	161	388
Total operating expenses	519,496	422,883	973,920	786,762
Operating income	30,337	26,734	54,598	48,927
Other income (expense):
Interest income	205	239	389	367
Interest expense	(1,317)	(1,071)	(2,571)	(2,028)
Other income (expense), net	832	194	(437)	526
Total other expense	(280)	(638)	(2,619)	(1,135)
Income from continuing operations before provision for income taxes and loss of unconsolidated affiliates	30,057	26,096	51,979	47,792
Provision for income taxes	(9,843)	(8,049)	(17,776)	(14,894)
Income (loss) of unconsolidated affiliates	3	(37)	10	(42)
Income from continuing operations	20,217	18,010	34,213	32,856
Income (loss) from discontinued operations, net of tax	3	(93)	(4)	(86)
Net income	20,220	17,917	34,209	32,770

Net income per share available for distribution:
Basic net income per share from continuing operations	$0.67	$0.60	$1.14	$1.11
Basic net income (loss) per share from discontinued operations, net of tax	$—	$—	$—	$—
Basic net income per share	$0.67	$0.60	$1.14	$1.11

Diluted net income per share from continuing operations	$0.67	$0.60	$1.14	$1.11
Diluted net income (loss) per share from discontinued operations, net of tax	$—	$—	$—	$—
Diluted net income per share	$0.67	$0.60	$1.14	$1.11
Shares used in per share computations:
Basic	29,541	29,414	29,522	29,385
Diluted	29,553	29,423	29,535	29,392
Dividends per share	$0.60	$0.60	$0.60	$0.60

PRICESMART, INC.
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	February 29,
	2012	August 31,
	(Unaudited)	2011
ASSETS
Current Assets:
Cash and cash equivalents	$90,799	$76,817
Short-term restricted cash	1,288	1,240
Receivables, net of allowance for doubtful accounts of $8 and $5 as of February 29, 2012 and August 31, 2011, respectively	4,114	3,655
Merchandise inventories	179,904	177,232
Deferred tax assets – current	4,550	4,252
Prepaid expenses and other current assets	32,401	29,117
Assets of discontinued operations	46	464
Total current assets	313,102	292,777
Long-term restricted cash	36,662	22,626
Property and equipment, net	282,264	281,111
Goodwill	37,221	37,361
Deferred tax assets – long term	15,134	17,000
Other non-current assets	5,560	5,390
Investment in unconsolidated affiliates	7,584	8,063
Total Assets	$697,527	$664,328
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$135	$2,259
Accounts payable	167,418	163,432
Accrued salaries and benefits	11,052	11,681
Deferred membership income	13,185	11,416
Income taxes payable	7,754	7,655
Other accrued expenses	11,573	12,556
Dividends payable	9,063	—
Long-term debt, current portion	7,282	7,771
Deferred tax liability – current	364	533
Liabilities of discontinued operations	2	40
Total current liabilities	227,828	217,343
Deferred tax liability – long-term	1,615	1,888
Long-term portion of deferred rent	4,297	4,143
Long-term income taxes payable, net of current portion	3,380	3,310
Long-term debt, net of current portion	76,396	60,451
Other long-term liabilities (includes $2.2 million and $884,000 for the fair value of derivative instruments and $561,000 and $471,000 for the defined benefit plan as of February 29, 2012 and August 31, 2011, respectively)	2,760	1,355
Total liabilities	316,276	288,490
Equity:
Common stock, $0.0001 par value, 45,000,000 shares authorized; 30,840,358 and 30,695,933 shares issued and 30,199,395 and 29,900,030 shares outstanding (net of treasury shares) as of February 29, 2012 and August 31, 2011	3	3
Additional paid-in capital	381,037	383,549
Tax benefit from stock-based compensation	5,880	5,242
Accumulated other comprehensive loss	(33,828)	(22,915)
Retained earnings	44,324	28,238
Less: treasury stock at cost; 640,963 and 795,903 shares as of February 29, 2012 and August 31, 2011.	(16,165)	(18,279)
Total equity	381,251	375,838
Total Liabilities and Equity	$697,527	$664,328